Exhibit 5.1

January 30, 2026

First Financial Bancorp.

255 East Fifth Street, Suite 2900

Cincinnati, Ohio 45202

Re:	First Financial Bancorp. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to First Financial Bancorp., an Ohio corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933 (the “Securities Act”) 2,753,094 common shares of the Company, no par value (the “Common Shares”) to be sold by Ohio Farmers Insurance Company, an Ohio insurance company and the selling shareholder named in the Registration Statement (the “Selling Shareholder”). The Common Shares were issued pursuant to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of June 23, 2025 by and between the Selling Shareholder and the Company. The Common Shares may be offered from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, any amendment thereto, the prospectus contained in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus.

In rendering the opinions set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended Articles of Incorporation of the Company, as certified by an authorized officer of the Company (ii) the Amended and Restated Regulations of the Company, as amended, as certified by an authorized officer of the Company, (iii) minutes and records of the corporate proceedings of the Board of Directors of the Company, (iv) the Registration Statement and the exhibits thereto, (v) the Prospectus, (vi) the Stock Purchase Agreement, and (vii) an officer’s certificate of the Company executed for our benefit and of even date hereof.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company.

WWW.AMUNDSENDAVISLAW.COM     201 North Illinois Street, Suite 1400, Capital Center, South Tower, Indianapolis, Indiana 46204

First Financial Bancorp.

January 30, 2026

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Common Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Our opinion expressed above is limited to the laws of the State of Ohio and the federal laws of the United States.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness should the federal laws of the United States be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ Amundsen Davis LLC
Amundsen Davis, LLC